EXHIBIT 11
                  FIRST COMMERCE CORPORATION AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE


                                                                                       Years Ended December 31
                                                                     -----------------------------------------------------------
                                                                           1996                  1995                1994
                                                                     ------------------   ----------------   -------------------
Primary earnings per share
----------------------------------------------------------
Net income                                                                $118,438,000        $75,951,000           $80,227,000
Preferred dividend requirements                                             (2,116,000)        (4,325,000)           (4,347,000)
                                                                     ------------------   ----------------   -------------------

Income applicable to common shares                                        $116,322,000        $71,626,000           $75,880,000
                                                                     ==================   ================   ===================

Weighted average number of common shares
  outstanding, net of shares held in treasury                               38,224,272         37,732,633            37,596,872
Shares from assumed exercise of options,
    net of treasury stock method                                               237,308            165,634               157,051
                                                                     ------------------   ----------------   -------------------
                                                                            38,461,580         37,898,267            37,753,923
                                                                     ==================   ================   ===================

Earnings per common share                                                        $3.02              $1.89                 $2.01


Fully diluted earnings per share
----------------------------------------------------------

Income applicable to common shares                                        $116,322,000        $71,626,000           $75,880,000
Expenses that would not have been incurred
  if assumed conversions had occurred:
      Preferred dividend requirements                                        2,116,000          4,325,000             4,347,000
      Interest expense on convertible debentures, net of tax                 6,635,000                  -                     -
                                                                     ------------------   ----------------   -------------------
Income applicable to common shares, plus
  expenses that would not have been incurred
  if assumed conversions had occurred                                     $125,073,000        $75,951,000           $80,227,000
                                                                     ==================   ================   ===================

Weighted average number of shares
  outstanding, net of shares held in treasury                               38,224,272         37,732,633            37,596,872
Shares from assumed exercise of options,
    net of treasury stock method                                               302,464            210,153               158,147
Shares from assumed conversion of dilutive
   convertible stock and debentures:
      Preferred stock                                                        1,782,354          2,772,251             2,793,283
      Convertible debentures                                                 3,028,094                  -                     -
                                                                     ------------------   ----------------   -------------------
                                                                            43,337,184         40,715,037            40,548,302
                                                                     ==================   ================   ===================

Earnings per common share                                                        $2.89              $1.87                 $1.98



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